UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 9, 2016

JETPAY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35170	90-0632274
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1175 Lancaster Avenue, Suite 200, Berwyn, PA 19312

(Address of Principal Executive Offices) (Zip Code)

(484) 324-7980

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 3.02.	Unregistered Sales of Equity Securities

As previously disclosed, on August 22, 2013, JetPay Corporation (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Flexpoint Fund II, L.P. (“Flexpoint”) pursuant to which the Company agreed to sell to Flexpoint, and Flexpoint agreed to purchase from the Company, upon the satisfaction or waiver of certain conditions, up to 133,333 shares of Series A Convertible Preferred Stock, par value $0.001 (“Series A Preferred”), for an aggregate purchase price of up to $40 million. The description of the Securities Purchase Agreement is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, a copy of which was included in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on August 23, 2013.

On August 9, 2016, pursuant to the Securities Purchase Agreement, the Company issued 8,333 shares of Series A Preferred to Flexpoint for an aggregate of $2.5 million (the “August 2016 Issuance”). The Company was not able to satisfy certain of the conditions to closing under the Securities Purchase Agreement as a result of a previous judgment against it in favor of EarlyBirdCapital, Inc and the Company’s settlement of litigation with Merrick Bank Corp., the terms of which were disclosed in the Company’s Current Report on Form 8-K filed with the SEC on July 29, 2016. Flexpoint agreed to waive these conditions in connection with the August 2016 Issuance. The proceeds of the August 2016 Issuance will be used by the Company for payment of certain acquisition expenses related to its acquisition of CollectorSolutions, Inc. and for general corporate purposes. After the August 2016 Issuance, Flexpoint may purchase an additional 33,667 shares of Series A Preferred under the Securities Purchase Agreement.

The Series A Preferred is convertible into shares of the Company’s common stock, par value $0.001 per share (“Common Stock”). Any holder of Series A Preferred may at any time convert such holder’s shares of Series A Preferred into that number of shares of Common Stock equal to the number of shares of Series A Preferred being converted multiplied by $300 and divided by the then-applicable conversion price, which initially was $3.00 per share and is now $2.90 per share. If at any time after the issuance, subject to certain exceptions, the Company issues shares of Common Stock or securities convertible or exercisable into Common Stock below the then-applicable conversion price, the conversion price will be adjusted downward as set forth in the Certificate of Designation of Series A Preferred. The conversion price of the Series A Preferred is also subject to downward adjustment in the case of indemnification claims made by Flexpoint against the Company pursuant to the Securities Purchase Agreement. Additionally, the holders of a majority of the outstanding shares of Series A Preferred may elect to convert all outstanding shares of Series A Preferred into shares of Common Stock by providing written notice to the Company.

Based upon certain representations of Flexpoint made in the Securities Purchase Agreement, the issuance of the Series A Preferred to Flexpoint was consummated in reliance upon Rule 506 of Regulation D of the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 15, 2016
JETPAY CORPORATION

	By:	/s/ Gregory M. Krzemien
Name: Gregory M. Krzemien
Title: Chief Financial Officer